UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 13, 2005

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 744,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries (“Enogex”), a natural gas pipeline business with principal operations in Oklahoma.

Executive Compensation

On December 13, 2005, the Compensation Committee (the “Committee”) of the OGE Energy Corp. board of directors took actions setting executives’ salaries, annual bonus targets and long-term compensation awards for 2006. Executive compensation was set by the Committee after consideration of, among other things, individual performance and market-based data on compensation for executives with similar duties. Payouts of 2006 annual bonus targets and long-term awards are dependent on achievement of specified goals that will be established by the Committee at a subsequent meeting, and no officer is assured of any payout. Set forth below is a description of the actions taken.

Salary

The Committee established the base salaries for its senior executive group. The salaries for 2006 for the current OGE Energy officers who are expected to be named in the Summary Compensation Table in OGE Energy’s 2006 Proxy Statement (the “Named Executive Officers”) are as follows:

Named Executive Officer	2006 Base Salary
Steven E. Moore, Chairman, President and Chief Executive Officer	$780,000
Peter B. Delaney, Executive Vice President and Chief Operating Officer	$510,000
James R. Hatfield, Senior Vice President and Chief Financial Officer	$370,700
Danny P. Harris, Senior Vice President, Unregulated Business	$284,000
Steven R. Gerdes, Vice President, Utility Operations	$210,000

Annual Bonus Targets

Target annual incentive awards, expressed as a percentage of salary, were set by the Committee under the OGE Energy Annual Incentive Compensation Plan (the “Annual Plan”), which was approved by OGE Energy’s shareowners in 2003. Payouts of annual incentive awards will be dependent on the level of achievement of performance goals to be established by the Committee at its January 2006 meeting and no officer is assured of any payout. Each officer will have the opportunity to earn from 0 percent to 150 percent of his or her target annual incentive award based on the level of achievement in 2006 of the goals applicable to such individual.

Target annual incentive awards, as a percent of base salary, were set for all OGE Energy officers, ranging from 85 percent of salary for Mr. Moore and 30 to 70 percent of salary for the other Named Executive Officers.

Long-Term Awards

The Committee also approved long-term incentive award targets, pursuant to the OGE Energy Stock Incentive Plan, which was approved by shareowners in 2003. The long-term incentive awards will be in the form of performance units. The payout of such long-term incentive awards will be dependent on achievement of performance goals to be set by the Committee at its January 2006 meeting and no officer is assured of any payout. The amounts of the awards for each individual were established by the Committee and expressed as a percentage of such individual’s base salary.

The following table shows the value of the long-term incentive award targets for the Named Executive Officers, expressed as a percentage of salary:

Named Executive Officer	Target Long-Term Incentive Award % of Salary
Steven E. Moore, Chairman, President and Chief Executive Officer	150%
Peter B. Delaney, Executive Vice President and Chief Operating Officer	120%
James R. Hatfield, Senior Vice President and Chief Financial Officer	85%
Danny P. Harris, Senior Vice President, Unregulated Business	55%
Steven R. Gerdes, Vice President, Utility Operations	35%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By	/s/ Scott Forbes
Scott Forbes
Controller

December 19, 2005